                                                                     EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMICLE 650-493-6811
                                 WWW.WSGR.COM




                                 May 4, 1999


Liquid Audio, Inc.
810 Winslow Street
Redwood City, CA 94063

     RE:            REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (File No. 333-____) filed with the Securities and Exchange Commission on May 4, 1999 such may be amended or supplemented, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Liquid Audio, Inc. (the "SHARES"). The Shares, which include shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     It is our opinion that, upon approval by the pricing committee duly authorized by the Company's Board of Directors, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto.


                                    Very truly yours,

                                    /s/ Wilson Sonsini Goodrich & Rosati

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation